                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   May 28, 1999
                                                 -------------------------------

                            SEAGATE SOFTWARE, INC.
--------------------------------------------------------------------------------
          (Exact Name of the Registrant as Specified in Its Charter)

                                   Delaware
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

                                                    77-0397623
------------------------------       -------------------------------------------
   (Commission File Number)              (I.R.S. Employer Identification No.)


     915 Disc Drive, Scotts Valley, California               95066
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                 (Zip Code)


                                (831) 438-6550
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5:  OTHER EVENTS

  On May 28, 1999, Seagate Software, its subsidiary the Network & Storage Management Group, and its parent company Seagate Technology, closed the Agreement and Plan of Reorganization (the "Plan") dated October 5, 1998 with VERITAS Holding Corporation ("New VERITAS") and VERITAS Software Corporation ("VERITAS"). The Plan provided for the contribution by Seagate Software, Seagate Technology, and certain of their respective subsidiaries to New VERITAS of (a) the outstanding stock of the Network & Storage Management Group and certain other subsidiaries of Seagate Software and (b) those assets used primarily in the network and storage management business of Seagate Software (the "NSMG business"), in consideration for the issuance of shares of Common Stock of New VERITAS to Seagate Software and the offer by New VERITAS to grant options to purchase Common Stock of New VERITAS to certain of Seagate Software's employees who become employees of New VERITAS or its subsidiaries. As part of the Plan, New VERITAS assumed certain liabilities of the NSMG business. The Plan was structured to qualify as a tax-free exchange.

     Subsequent to the consummation, all outstanding securities of New VERITAS were assumed and converted into common stock of VERITAS with identical rights, preferences and privileges, on a share for share basis. As a result of the contribution of the NSMG business to New VERITAS, Seagate Software received a total of 69,148,208 shares of VERITAS common stock and former employees of the NSMG business received options to purchase an aggregate of 6,945,048 shares of VERITAS common stock. Share and option amounts for VERITAS have been adjusted to reflect the two-for-one stock split effective July 9, 1999 by VERITAS.

     In a separate but related transaction to the NSMG contribution to VERITAS, on June 9, 1999, Seagate Technology exchanged 5,275,772 shares of its common stock for 3,267,255 of the outstanding shares of Seagate Software common stock owned by employees, directors, and consultants of Seagate Software. The exchange ratio was determined based on the estimated value of Seagate Software common stock divided by the fair market value of Seagate Technology common stock.

     The pro forma financial information presented below is presented as if the contribution of NSMG to VERITAS and the purchase of the Seagate Software minority interest by Seagate Technology had occurred at the beginning of fiscal 1999. The pro forma statements of operations for the twelve months ended July 2, 1999, include the historical results of Seagate Software less the historic results of the NSMG business through the 11 months ended May 28, 1999, plus Seagate Software's equity interest in the pro forma results of VERITAS, including recurring amortization of related goodwill and intangibles plus recurring amortization of goodwill and intangibles associated with the purchase of shares of Seagate Software stock by Seagate Technology.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 3, 1999             SEAGATE SOFTWARE, INC.

                                      By:  /s/ Ellen E. Chamberlain
                                          -------------------------
                                      Ellen E. Chamberlain
                                      Senior Vice President and
                                      Chief Financial Officer

                             Seagate Software, Inc.
                  Pro Forma Condensed Statement of Operations
                            Year Ended July 2, 1999
                     (in thousands, except per share data)

                                                                                 Pro Forma Adjustments
                                                                  ------------------------------------------------
                                                                    Less:
                                                                   Network &    Equity Interest
                                                                    Storage      in Operations        Purchase of
                                                     Seagate      Management         of New            Minority
                                                  Software, Inc.     Group          VERITAS            Interest        Pro forma
                                                  --------------  -----------  ------------------    -------------    -----------
Revenue
  Licensing.....................................     $  274,431     $202,305   $                     $                 $  72,126
  Licensing from Seagate Technology.............          7,738                                                            7,738
  Maintenance, support and other................         61,304                                                           61,304
                                                     ----------                                                        ---------
   Total revenues...............................        343,473                                                          141,168
Cost of revenues
  Licensing.....................................         12,597        9,971                                               2,626
  Licensing from Seagate Technology.............            433          430                                                   3
  Maintenance, support and other................         27,522        3,324                                              24,198
  Amortization of developed technologies........         12,196        2,877                                  879 (7)     10,198
                                                     ----------     --------                         ------------      ---------
   Total cost of revenues.......................         52,748       16,602                                  879         37,025
                                                     ----------     --------                         ------------      ---------
Gross profit....................................        290,725      185,703                                 (879)       104,143
Operating expenses:
  Sales and marketing...........................        159,938       79,616                                              80,322
  Research and development......................         51,524       32,515                                              19,009
  General and administrative....................         34,055       18,808                                              15,247
  In-process research and development...........          2,353            -                               (2,353)(7)          -
  Amortization of goodwill and other intangibles         14,917        9,254                               11,050 (7)     16,713
                                                     ----------     --------                         ------------      ---------
   Total operating expenses.....................        262,787      140,193                                8,697        131,291
                                                     ----------     --------                         ------------      ---------

Income(loss) from operation.....................         27,938       45,510                               (9,576)       (27,148)
Gain related to contribution of NSMG to
  VERITAS, net..................................      1,670,301                      12,025 (5)           123,839 (8)          -
                                                                                 (1,806,165)(3)
Activity relating to equity interest in
  VERITAS.......................................       (118,888)                   (375,983)(1)                         (375,712)
                                                                                     84,707 (4)
                                                                                     34,452 (2)
Interest and other, net.........................          1,558        1,568                                                 (10)
                                                     ----------     --------   ------------          ------------      ---------
Income (loss) before income taxes...............      1,580,909       47,078     (2,050,964)              114,263       (402,870)
Benefit from (provision for) income taxes.......       (641,920)     (27,095)       762,161 (6)           (16,056)(6)    131,280
                                                     ----------     --------   ------------          ------------      ---------
Net income (loss)...............................     $  938,989     $ 19,983   $ (1,288,803)         $     98,207      $(271,590)
                                                     ==========     ========   ============          ============      =========
Net income (loss) per share:*
  Basic  .......................................      $1,703.53                                                          $(80.86)
  Diluted.......................................         $14.89                                                          $(80.86)
Number of shares used in per share computations:*
  Basic  .......................................          551.2                                                            3,353
  Diluted  .....................................         63,047                                                            3,353

(*) The Network & Storage Management Group is an operating division of Seagate
    Software and it has no formal capital structure; accordingly, share and per share information is not presented.

                 See accompanying Notes to Seagate Software Pro Forma
                        Condensed Financial Statements.

                            Seagate Software, Inc.
               Notes to Pro Forma Condensed Financial Statements

1.  Pro Forma Basis of Presentation

  The pro forma financial information presented below is presented as if the contribution of NSMG to VERITAS and the purchase of the Seagate Software minority interest by Seagate Technology had occurred at the beginning of fiscal 1999. The pro forma statements of operations for the twelve months ended July 2, 1999, include the historical results of Seagate Software less the historic results of the NSMG business through the 11 months ended May 28, 1999, plus Seagate Software's equity interest in the pro forma results of VERITAS, including recurring amortization of related goodwill and intangibles plus recurring amortization of goodwill and intangibles associated with the purchase of shares of Seagate Software stock by Seagate Technology. The pro forma statement of operations excludes the effect of non-recurring items relating to the Gain on contribution of NSMG to VERITAS, net, the write-off of amounts pertaining to in-process research and development and compensation expense.

  Seagate Software will include in its financial results its share of the net income or loss of VERITAS, excluding certain NSMG purchase accounting related amounts recorded by VERITAS, but including Seagate Software's amortization of the difference between the recorded investment and the underlying assets and liabilities of VERITAS. Because of practicality considerations, the net income or loss of VERITAS will be included in the results of Seagate Software on a one quarter lag basis. The pro forma results have been prepared consistent with a one quarter lag basis. Accordingly, the results of VERITAS (including the results of NSMG) included in the pro forma results for fiscal 1999 are the results for the period from April 1998 to March 1999.

  In a separate but related transaction to the NSMG contribution to VERITAS, on June 9, 1999, the Company exchanged 5,275,772 shares of its common stock for 3,267,155 of the outstanding shares of Seagate Software common stock owned by employees, directors and consultants of Seagate Software. The exchange ratio was determined based on the estimated value of Seagate Software common stock divided by the fair market value of Seagate Technology common stock.

  The estimated value of Seagate Software common stock exchanged into Seagate Technology common stock was determined based upon the sum of the fair value of the NSMG business, as measured by the fair value of the shares received from VERITAS, plus the estimated fair value of the Information Management Group ("IMG") of Seagate Software as determined by the Seagate Software Board of Directors and as approved by the Seagate Technology Board of Directors, plus the assumed proceeds from the exercise of all outstanding Seagate Software stock options, divided by the number of fully converted shares of Seagate Software. The Boards of Directors of Seagate Software and Seagate Technology considered a number of factors in assessing the estimated fair value of the IMG business, including historical and projected revenues, earnings and cash flows, as well as other factors and consultations with financial advisors.

  The fair value of the Seagate Software shares acquired less the original purchase price paid by the employees was recorded as compensation expense for those shares outstanding and vested less than six months. The purchase of Seagate Software shares outstanding and vested more than six months was accounted for as the purchase of a minority interest and, accordingly, the fair value of the shares exchanged has been allocated to all of the identifiable tangible and intangible assets and liabilities of Seagate Software. In connection with the acquisition, Seagate Software recorded

                            Seagate Software, Inc.
               Notes to Pro Forma Condensed Financial Statements

compensation expense amounting to approximately $123.8 million and wrote off purchased research and development amounting to $2.4 million in the fourth quarter of fiscal 1999. Associated intangible assets and goodwill are being amortized to operations over four years.

   Contribution of the Network & Storage Management Group Business to VERITAS
                                 (in thousands)

   Computation of pro rata gain
   Fair value of shares received  ...................................................          $3,151,350
   Times: Pro rata percentage to be accounted for at fair value   ...................               58.37%
                                                                                               ----------
   Adjusted fair value of securities received  ......................................          $1,839,594
                                                                                               ----------

   Book value of NSMG  ..............................................................          $   57,266
   Times: Pro rata percentage to be accounted for at fair value  ....................               58.37%
                                                                                               ----------
   Book value exchanged  ............................................................          $   33,429
                                                                                               ----------
   Pro rata gain  ...................................................................          $1,806,165
                                                                                               ==========
   Computation of investment in VERITAS
   Book value of NSMG  ..............................................................          $   57,266
   Times: Pro rata percentage to be accounted for at book value  ....................               41.63%
                                                                                               ----------
   Portion of investment in VERITAS with no step up in basis  .......................          $   23,837
   Plus: Adjusted fair value of securities received  ................................           1,839,594
                                                                                               ----------
   Investment in VERITAS  ...........................................................          $1,863,431
                                                                                               ==========

                            Seagate Software, Inc.
               Notes to Pro Forma Condensed Financial Statements

                                                                                                    Annual
Allocation of Investment                                                          Amortization   Amortization
(in millions)                                                        Amount           Life      of Intangibles
                                                                 --------------  -------------- --------------
Allocation of Investment to VERITAS
     Tangible assets  ..........................................     $  114,236
     Intangible assets:
        Distribution channel  ..................................          8,949     4 years          $  2,237
        Developed technology  ..................................         46,079     4 years            11,520
        Trademark and workforce  ...............................         16,608     4 years             4,152
        In-process research and development  ...................         39,669
Allocation of Investment to the Network and Storage Management
 Group
     Tangible assets  ..........................................         23,837
     Intangible assets:
        Distribution channel  ..................................         65,934     4 years            16,483
        Developed technology  ..................................         92,033     4 years            23,008
        Trademark and workforce  ...............................         13,903     4 years             3,476
        In-process research and development  ...................         45,038
     Goodwill  .................................................      1,397,145     4 years           349,286
                                                                     ----------                      --------
Total original investment in VERITAS............................     $1,863,431                      $410,162
                                                                     ==========                      ========

Compensation Expense Accounting
(in thousands, except share and per share data)

                                                                                                Amount
                                                                                           ----------------
Seagate Software options exercised and exchanged for Seagate Technology stock............        2,240,470
Plus: Seagate Software stock held for less than 6 months and exchanged for Seagate
 Technology stock........................................................................           16,775
                                                                                                ----------
Total Seagate Software shares exchanged..................................................        2,257,245
Times: Exchange ratio into Seagate Technology stock......................................            1.699
                                                                                                ----------
Number of Seagate Technology shares issued...............................................        3,385,059
                                                                                                ----------
Value per share of Seagate Technology common stock on June 9, 1999.......................       $    30.75
                                                                                                ----------
Less:  Average exercise price paid per Seagate Technology share..........................       $    (4.01)
                                                                                                ----------
Average compensation expense per Seagate Technology share issued.........................       $    26.74
                                                                                                ----------
Total compensation expense...............................................................       $  102,550
                                                                                                ==========

                            Seagate Software, Inc.
               Notes to Pro Forma Condensed Financial Statements

Acquisition of Minority Interest of Seagate Software
(in thousands, except share and per share data)

                                                                                                           Annual
                                                                                         Amortization   Amortization
                                                                            Amount           Life      of Intangibles
                                                                        ---------------  ------------  --------------
Allocation of minority interest purchase price to intangible assets of Seagate Software:
  Distribution channel  ............................................        $    2,080     4 years           $   520
  Developed technology  ............................................             3,836     4 years               959
  Trademarks and workforce  ........................................               847     4 years               212
  In-process research and development  .............................             2,353
  Goodwill  ........................................................            45,291     4 years            11,323
  Deferred tax liability  ..........................................            (2,653)                         (663)
                                                                            ----------                       -------
   Total  ..........................................................        $   51,754                       $12,351
                                                                            ==========                       =======
Value of minority interest
Number of Seagate Software shares and options exchanged for Seagate
  Technology stock held by former employees, consultants and shares
   held more than six months by employees  .........................         1,010,010

Times:  Exchange ratio in Seagate Technology Stock  ................             1.699
                                                                            ----------
Number of Seagate Technology shares issued..........................         1,716,007
                                                                            ==========
Value per share of Seagate Technology common stock as of
 June 9, 1999  .....................................................            $30.75
                                                                            ----------
Total value of Seagate Technology shares issued  ...................        $   52,767
Less:  Proceeds from assumed exercise of Seagate Software stock
 options............................................................            (1,013)
                                                                            ----------
Total value of minority interest  ..................................        $   51,754
                                                                            ==========

Method for allocating purchase price

  Tangible net assets of VERITAS principally include cash and investments, accounts receivable, fixed assets and other current assets. Liabilities principally include accounts payable, accrued compensation, and other accrued liabilities.

  To estimate the value of the developed technology, the expected future cash flows attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. The developed technology is being amortized on the straight-line basis over its estimated useful life (four years) which is expected to exceed the ratio of current revenues to the total of current and anticipated revenues.

  The value of the distribution networks and original equipment manufacturer agreements was estimated by considering, among other factors, the size of the current and potential future customer bases, the quality of existing relationships with customers, the historical costs to develop customer relationships, the expected income and associated risks. Associated risks included the inherent difficulties and

                            Seagate Software, Inc.
               Notes to Pro Forma Condensed Financial Statements


uncertainties in transitioning business relationships and risks related to the viability of and potential changes to future target markets.

  The value of trademarks was estimated by considering, among other factors, the assumption that in lieu of ownership of a trademark, a company would be willing to pay a royalty in order to exploit the related benefits of such trademark.

  The value of the assembled workforce was estimated as the costs to replace the existing employees, including recruiting, hiring, and training costs for each category of employee.

  The value allocated to projects identified as in-process technology at VERITAS and Seagate Software, for the minority interest acquired, were charged to expense in the fourth quarter of fiscal 1999. These write-offs were necessary because the acquired technologies had not reached technological feasibility at the date of purchase and have no future alternative uses. Seagate Software expects that the acquired in-process research and development will be successfully developed, but there can be no assurance that commercial viability of these products will be achieved.

  The nature of the efforts required to develop the purchased in-process technology into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features and technical performance requirements. The value of the purchased in-process technology for VERITAS was estimated as the projected net cash flows related to such products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products, excluding revenues attributable to future development efforts. These cash flows were then discounted back to their net present value. The projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such projects.


  Goodwill is calculated as the residual difference between the estimated amount paid and the values assigned to identified tangible and intangible assets and liabilities.


2.  Pro forma net income per share

  The Seagate Software Pro Forma Condensed Statements of Operations have been prepared as if the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer and the NSMG combination had occurred at the beginning of fiscal 1999.

  The pro forma weighted average shares outstanding assumes the following (in millions):

                                                                                               Year
                                                                                               Ended
                                                                                           July 2, 1999
                                                                                          ---------------
Weighted average historical shares outstanding  .....................................          1,551
Adjustment for weighted shares acquired by Seagate
 Technology pursuant to the exchange offer  .........................................          2,802
                                                                                               -----
Total weighted average shares outstanding  ..........................................          3,353
                                                                                               =====

                            Seagate Software, Inc.
               Notes to Pro Forma Condensed Financial Statements



3.  Pro forma adjustments

The Seagate Technology pro forma condensed financial statements give effect to the following pro forma adjustments:

   (1) To reflect a full year of Seagate Software's amortization of intangibles and goodwill resulting from the NSMG contribution to VERITAS.

   (2) To reflect of Seagate Software's equity in the income of VERITAS (including NSMG) prior to the effect of the amortization of intangible assets and including goodwill, associated with the NSMG transaction.

   (3) To reflect the elimination of the step-up in basis of the investment in VERITAS.

   (4) To reflect the elimination of the write-off of in-process research and development resulting from the NSMG contribution to VERITAS.

   (5) Transaction costs associated with the NSMG contribution to VERITAS.

   (6) To reflect the change in book/tax differences related to the investment in VERITAS.

   (7) To reflect a full year of amortization of developed technology, and other intangibles and goodwill and to eliminate the write-off of in-process research and development resulting from the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer. The purchase of the minority interest by Seagate Technology was recorded using the fair values of Seagate Software common stock and Seagate Technology common stock.

   (8) To reflect the compensation expense related to stock and other agreements issued in connection with the purchase of the minority interest.